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                                                                 EXHIBIT 4.6.2

                               APPOINTMENT OF
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                      SUCCESSOR ADMINISTRATIVE TRUSTEE
                      --------------------------------
                                     AND
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                             FIRST AMENDMENT TO
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                    AMENDED AND RESTATED TRUST AGREEMENT
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                                GBB CAPITAL I


          This Appointment of Successor Administrative Trustee and First Amendment to Amended and Restated Trust Agreement (this "First Amendment"), is dated as of June 24, 1998 and is pursuant to Sections 8.10, 8.11 and 10.2(a) of the Amended and Restated Trust Agreement between Greater Bay Bancorp, as Depositor, Wilmington Trust Company, as Property Trustee, Wilmington Trust Company, as Delaware Trustee and the Administrative Trustees named therein, dated as of March 31, 1997 (the "Amended and Restated Trust Agreement"). Capitalized terms used herein and not otherwise defined herein have the respective meanings ascribed thereto in the Amended and Restated Trust Agreement.

          WHEREAS, James R. Ramsey, an Administrative Trustee of GBB Capital I under the Amended and Restated Trust Agreement, has been removed as an Administrative Trustee by the Common Securityholder pursuant to Section 8.10 of the Amended and Restated Trust Agreement;

          WHEREAS, Greater Bay Bancorp, as the Common Securityholder, wishes to appoint a successor Administrative Trustee pursuant to Section 8.10 of the Amended and Restated Trust Agreement; and

          WHEREAS, Shawn E. Saunders, a natural person over the age of 21, and the person whom the Common Securityholder wishes to appoint as successor Administrative Trustee, wishes to accept such appointment pursuant to Section
8.11 of the Amended and Restated Trust Agreement.

          1. James R. Ramsey, Administrative Trustee under the Amended and Restated Trust Agreement, is hereby removed as an Administrative Trustee pursuant to Section 8.10 of the Amended and Restated Trust Agreement by Greater Bay Bancorp (in its capacity as Common Securityholder). This First Amendment, when delivered to the removed Trustee, James R. Ramsey, shall constitute delivery of the required Act of the Common Securityholder pursuant to Section
8.10 of the Amended and Restated Trust Agreement.

          2. Greater Bay Bancorp, as Common Securityholder, hereby appoints Shawn E. Saunders as successor Administrative Trustee. This First Amendment, when executed and acknowledged by Shawn E. Saunders, the successor Trustee, and delivered to GBB Capital I and the removed Administrative Trustee, James R. Ramsey, shall constitute the instrument accepting such appointment pursuant to
Section 8.11 of the Amended and Restated Trust Agreement.

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          3.   Shawn E. Saunders hereby accepts the appointment under the
Amended and Restated Trust Agreement as successor Administrative Trustee, and accepts the rights, powers, trusts and duties of an Administrative Trustee with respect to the Trust Securities and the Trust, as if he were an original signatory in the capacity as Administrative Trustee (and not in an individual capacity) to the Amended and Restated Trust Agreement. This First Amendment shall constitute the amendment to the Amended and Restated Trust Agreement required to be executed and delivered by the retiring Trustee and the successor Trustee pursuant to Section 8.11 of the Amended and Restated Trust Agreement.


                               GENERAL PROVISIONS

     As amended by this First Amendment, the Amended and Restated Trust Agreement is in all respects ratified and confirmed and, as amended by this First Amendment, shall be read, taken and construed as one and the same instrument.

     All other provisions of the Amended and Restated Trust Agreement shall remain unaffected by the foregoing amendment and shall remain in full force and effect.

     This First Amendment shall become a legally effective and binding instrument as of the date hereof.

     This First Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute one and the same instrument.

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     IN WITNESS WHEREOF, the undersigned have executed this First Amendment as of the day and year first above written.


                                Greater Bay Bancorp


                                By: /s/ Steven C. Smith
                                    ------------------------------
                                    Name:   Steven C. Smith
                                    Title:  Executive Vice President, Chief
                                            Operating Officer and Chief
                                            Financial Officer


                                Wilmington Trust Company,
                                  as Property Trustee


                                By: /s/ Bruce L. Bisson
                                    ------------------------------
                                    Name:   Bruce L. Bisson
                                    Title:  Vice President


                                    /s/ David L. Kalkbrenner
                                    -------------------------------
                                    David L. Kalkbrenner,
                                     as Administrative Trustee


                                    /s/ Steven C. Smith
                                    -------------------------------
                                    Steven C. Smith,
                                     as Administrative Trustee


                                    /s/ Shawn E. Saunders
                                    -------------------------------
                                    Shawn E. Saunders,
                                     as successor Administrative Trustee



                                    /s/ James R. Ramsey
                                    -------------------------------
                                    James R. Ramsey,
                                     as retiring Administrative Trustee